Exhibit 99.1

FOR IMMEDIATE RELEASE

WEDNESDAY, JUNE 24, 2020

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2020

Williamsburg, Virginia – June 24, 2020 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2020. The Company’s results include the following*:

	Three Months Ended
	March 31, 2020	March 31, 2019
	($ in thousands except per share data)
Total Revenue	$37,208	$47,390
Net loss available to common stockholders	(14,320)	(1,654)

EBITDA	1,606	11,163
Hotel EBITDA	5,059	13,172

FFO available to common stockholders and unitholders	(10,566)	3,988
Adjusted FFO available to common stockholders and unitholders	(3,626)	4,778

Net loss per common share	$(1.01)	$(0.12)
FFO per common share and unit	$(0.68)	$0.26
Adjusted FFO per common share and unit	$(0.23)	$0.31

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

COVID-19 UPDATE

On March 11, 2020, the World Health Organization (“WHO”) declared COVID-19 a global pandemic. Federal, state and local governments issued travel restrictions, stay-at-home orders, business closure mandates, and other emergency declarations. The impact of the COVID-19 pandemic on the global economy and the hospitality industry in particular has been significant, with demand for hotel rooms in all of the markets the Company operates significantly reduced and occupancy rates reaching historic lows. These conditions have resulted in a substantial decline in our revenues, profitability, and cash flows from operations during the first quarter of 2020, which has further increased during the second quarter. While the extent and duration of the negative effects resulting from COVID-19 on the Company’s business are highly uncertain and difficult to predict, we expect materially adverse effects on our operations and financial results to continue until travel and business restrictions are eased, stay-at-home directives are lifted, consumer confidence is restored and an economic recovery commences. The COVID-19 pandemic has also significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets, which could increase our cost of, and limit accessibility to, capital.

In response to the impact of COVID-19 on the hospitality industry and the Company’s operations, we have taken the following health and safety and cost-reduction measures at the property and corporate levels:

•

Implemented enhanced cleaning protocols at all of our facilities to maintain a clean and safe environment for our employees and guests at our hotels as well as our corporate staff. We are also closely monitoring statements and reports issued by the

Centers for Disease Control and Prevention (CDC), WHO, and local health agencies for the latest developments related to COVID-19 and following their guidance on the appropriate health and safety measures at our hotels;

•

All our hotels (other than the rental programs at our condominium hotels) remained open for business to serve the needs of the community and to enable quicker ramp-up processes once travel bans are lifted and in anticipation of normal travel resuming;

•

Implemented aggressive cost control measures at the property-level working in concert with our managing company partners in order to minimize the impact on profitability, including “shrinking” the footprint of our properties and reducing staffing levels;

•	Seeking to rebook group business for the second half of 2020;
•	Deferring all non-essential capital expenditures at our properties;
•

Significantly reducing corporate G&A, including immediate reductions in compensation and benefits for all corporate staff, and the voluntary waiver by the Company’s Board of Directors of its director fees for one quarter;

•	Suspending our regular quarterly cash common stock dividends in order to preserve liquidity; and
•	Deferring payment of the dividends for our Series B, C, and D preferred stock.

ESTIMATED MONTHLY CASH USE

The Company estimates the average monthly cash use across its portfolio for the second quarter to be approximately $2.5 to $2.95 million (excluding capital investments) based on the following assumptions:

•	Average hotel-level monthly cash use of approximately $1.625 to $2.0 million;
•	Corporate-level monthly G&A cash use of $0.375 to $0.425 million; and
•	Corporate finance-related monthly cash use of $0.5 to $0.525 million, which includes principal and interest payments on the Company’s outstanding mortgage debt.

HIGHLIGHTS

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort and Residences, during the three-month period ending March 31, 2020, decreased 26.0% over the three months ended March 31, 2019, to $90.22 reflecting a 22.5% decrease in occupancy and a 4.4% decrease in average daily rate (“ADR”).

•	Revenue. For the three-month period ending March 31, 2020, total revenue decreased 21.5% over the three-month period ending March 31, 2019.
•

Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the first quarter ended March 31, 2020. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations. Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $5.1 million during the three-month period ending March 31, 2020. Hotel EBITDA decreased 61.6%, or approximately $8.1 million, over the three months ended March 31, 2019.

•

Adjusted FFO available to common stockholders and unitholders. For the three-month period ending March 31, 2020, adjusted FFO available to common stockholders and unitholders decreased 175.9% from the three months ended March 31, 2019.

Dave Folsom, President and Chief Executive Officer, of Sotherly Hotels Inc., commented, “In the first quarter, we saw the unfolding COVID-19 pandemic create the most impactful negative lodging environment in Sotherly’s 63-year history.  It has impacted all aspects of our industry in a manner that no one could have contemplated at the beginning of the year. Like other hoteliers across the country, Sotherly has been forced to make extremely difficult decisions with respect to our operations.  As demand evaporated, operating expenses were curtailed, capital improvements suspended, and extensive employee reductions were made.  We reduced our corporate staff by over 20%, and all employees, including our executive staff, took substantial reductions in pay and benefits, while all non-critical home office expenses were curtailed. Our Board of Directors concurrently waived all their fees and compensation for the quarter, and will revisit additional waivers each quarter. Our hotels have remained technically open during the pandemic, albeit with only a small cadre of key personnel that are needed to service minimal occupancy, but whose presence is necessary to ensure a smooth transition during the anticipated recovery, once government restrictions are lifted in our markets and customer demand returns. In recent weeks, we have seen some initial signs of increased demand for hotel rooms, but any material improvement in the lodging industry will ultimately depend upon actions taken by local, State, and Federal officials and consumer confidence regarding containment of the virus.”

Balance Sheet/Liquidity

At March 31, 2020, the Company had approximately $22.1 million of available cash and cash equivalents, of which approximately $7.3 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $359.6 million in outstanding debt at a weighted average interest rate of approximately 4.78%.

Other Developments

On April 1, 2020, we engaged Our Town Hospitality LLC, a Virginia limited liability company (“Our Town”), to manage our DoubleTree Resort by Hilton Hollywood Beach hotel, as well as our rental programs at the Hyde Resort & Residence and the Hyde Beach House Resort & Residences. Our Town is also engaged as the manager of the condominium association for the Hyde Beach House Resort & Residences. Following this transition, MHI Hotels Service, LLC (“Chesapeake”) no longer serves as manager for any of our properties. In connection with the termination of Chesapeake, we paid Chesapeake approximately $0.2 million in aggregate termination fees. As of April 1, 2020, Our Town manages eleven of our twelve wholly-owned hotels, as well as our two condominium hotel rental programs. Highgate Hotels, L.P. manages one of our wholly-owned hotels, the Hyatt Centric Arlington.

Affiliates of the Company have received approximately $10.7 million in loans (the “PPP Loans”) pursuant to the Paycheck Protection Program (the “PPP”), which was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).  The proceeds from the PPP Loans will be used in accordance with their respective applications and the terms of the CARES Act program. Each PPP Loan has a term of two years and carries an interest rate of 1.00%.  Equal payments of principal and interest begin on the seventh month following origination of the loan and are amortized over the remaining term of the loan. Pursuant to the terms of the CARES Act, the proceeds of each PPP Loan may be used for payroll costs, mortgage interest, rent or utility costs.  Under the terms of the CARES Act, each borrower can apply for and be granted forgiveness for all or a portion of the PPP Loan.  Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds in accordance with the terms of the CARES Act.  No assurance is provided that any borrower will obtain forgiveness under any relevant PPP Loan in whole or in part.

We have entered into various forbearance and loan modification agreements with our lenders for the mortgage loans secured by our hotels located in Laurel, MD, Savannah, GA, Wilmington, NC, Philadelphia, PA, Houston, TX, Jacksonville, FL, Jeffersonville, IN, Raleigh, NC, and Tampa, FL.  These agreements generally allow us to defer payments of principal and interest for periods beginning in April 2020 and extending through to various dates ending between June 2020 and March 2021.  We are currently in negotiations with the lenders for the mortgage loans secured by our remaining hotels and may seek additional concessions from our lenders as existing payment extensions and deferrals expire, to the extent warranted by market conditions and the financial performance of our hotels.  There can be no assurance that we will be able to reach agreement with all of our lenders or that additional concessions, if needed, can be negotiated on terms that are acceptable.

2020 Outlook

On March 9, 2020, the Company withdrew its previously announced guidance for 2020.  Due to the uncertainties related to the COVID-19 pandemic and its impact on travel, the Company is unable to provide guidance for 2020.

Earnings Call/Webcast

The Company will conduct its first quarter 2020 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Wednesday, June 24, 2020. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on June 24 through June 24, 2021. To access the rebroadcast, dial 877-344-7529 and enter conference number 10144703.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until June 24, 2021.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.  All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the Company’s ability to negotiate forbearance and/or modifications agreements with its lenders on acceptable terms, or at all, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Such additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the widespread outbreak of COVID-19 or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; the adverse effect of the novel coronavirus on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operation of the Company; risks associated with civil unrest or disorder that could adversely impact demand for hotel rooms in our markets or result in damage to our hotels; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; and our ability to maintain adequate insurance coverage.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission.  The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019

ASSETS
Investment in hotel properties, net	$440,610,440	$443,267,448
Cash and cash equivalents	14,736,207	23,738,066
Restricted cash	7,339,713	4,246,170
Accounts receivable, net	4,248,338	4,812,479
Accounts receivable - affiliate	265,401	101,771
Prepaid expenses, inventory and other assets	7,562,732	5,648,772
Deferred income taxes	—	5,412,084
TOTAL ASSETS	$474,762,831	$487,226,790
LIABILITIES
Mortgage loans, net	$357,314,587	$358,633,884
Accounts payable and accrued liabilities	27,098,417	20,189,903
Advance deposits	2,070,309	2,785,338
Dividends and distributions payable	4,217,385	4,210,494
TOTAL LIABILITIES	$390,700,698	$385,819,619
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares each issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,554,610 shares each issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	15,546	15,546
8.25% Series D cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,200,000 shares each issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	12,000	12,000
Common stock, par value $0.01, 69,000,000 shares authorized, 14,823,580 shares issued and outstanding at March 31, 2020 and 14,272,378 shares issued and outstanding at December 31, 2019.	148,235	142,723
Additional paid-in capital	180,258,406	180,515,861
Unearned ESOP shares	(4,036,308)	(4,105,637)
Distributions in excess of retained earnings	(90,134,337)	(73,990,690)
Total Sotherly Hotels Inc. stockholders’ equity	86,279,642	102,605,903
Noncontrolling interest	(2,217,509)	(1,198,732)
TOTAL EQUITY	84,062,133	101,407,171
TOTAL LIABILITIES AND EQUITY	$474,762,831	$487,226,790

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
	(unaudited)	(unaudited)
REVENUE
Rooms department	$24,744,923	$32,951,871
Food and beverage department	8,143,974	9,723,124
Other operating departments	4,319,568	4,715,309
Total revenue	37,208,465	47,390,304
EXPENSES
Hotel operating expenses
Rooms department	7,083,191	7,781,439
Food and beverage department	6,612,306	7,136,833
Other operating departments	2,271,629	1,910,135
Indirect	16,181,841	17,389,680
Total hotel operating expenses	32,148,967	34,218,087
Depreciation and amortization	4,982,876	6,028,735
Gain on disposal of assets	—	(4,008)
Corporate general and administrative	1,880,125	1,684,444
Total hotel operating expenses	39,011,968	41,927,258
NET OPERATING (LOSS) INCOME	(1,803,503)	5,463,046
Other income (expense)
Interest expense	(4,561,840)	(5,305,114)
Interest income	60,365	99,296
Unrealized loss on hedging activities	(1,585,632)	(490,611)
Gain on involuntary conversion of assets	12,439	161,334
Net loss before income taxes	(7,878,171)	(72,049)
Income tax provision	(5,454,034)	(318,156)
Net loss	(13,332,205)	(390,205)
Less: Net loss attributable to noncontrolling interest	1,201,147	206,949
Net loss attributable to the Company	(12,131,058)	(183,256)
Distributions to preferred stockholders	(2,188,910)	(1,470,507)
Net loss available to common stockholders	$(14,319,968)	$(1,653,763)
Net loss per share available to common stockholders
Basic	$(1.01)	$(0.12)
Weighted average number of common shares outstanding
Basic	14,246,216	13,610,750

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2020 and 2019, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), as well as the twelve wholly-owned properties in the portfolio that were under the Company’s control during the three months ended March 31, 2020 and the corresponding periods in 2019 (“same-store” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms the Hyde Beach House Resort & Residences, and the same-store data does not include the performance of the participating condominium hotel rooms at the Hyde Beach House Resort & Residences.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences during the three months ended March 31, 2020 and the corresponding period in 2019.

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Actual Portfolio Metrics
Occupancy %	54.4%	70.1%
ADR	$158.44	$165.57
RevPAR	$86.16	$116.01
Same-Store Portfolio Metrics
Occupancy %	54.3%	69.7%
ADR	$157.07	$164.29
RevPAR	$85.35	$114.57
Composite Portfolio Metrics
Occupancy %	54.2%	69.9%
ADR	$166.60	$174.24
RevPAR	$90.22	$121.86

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2020, 2019 and 2018, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2020	Q1 2019	Q1 2018
The DeSoto Savannah, Georgia	39.9%	63.8%	56.7%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	69.3%	83.0%	84.3%
DoubleTree by Hilton Laurel Laurel, Maryland	48.0%	61.3%	50.6%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	53.1%	64.9%	71.1%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	56.4%	71.9%	71.4%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	61.9%	78.3%	77.8%
Georgian Terrace Atlanta, Georgia	48.6%	75.3%	63.6%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	67.4%	79.7%	90.6%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	47.8%	62.4%	51.4%
Hyatt Centric Arlington (1) Arlington, Virginia	54.7%	73.0%	72.2%
Sheraton Louisville Riverside Jeffersonville, Indiana	50.9%	54.1%	51.6%
The Whitehall Houston, Texas	52.6%	64.6%	57.6%
Hyde Resort & Residences (2) Hollywood Beach, Florida	49.8%	67.7%	52.3%
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	18.0%	-	-
All properties weighted average (1)	54.2%	69.9%	66.9%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q1 2020	Q1 2019	Q1 2018
The DeSoto Savannah, Georgia	$163.72	$180.28	$178.65
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$146.87	$146.30	$144.30
DoubleTree by Hilton Laurel Laurel, Maryland	$100.24	$109.61	$109.13
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$116.10	$125.43	$128.84
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$136.23	$136.22	$133.58
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$240.73	$231.09	$226.52
Georgian Terrace Atlanta, Georgia	$201.86	$249.49	$191.17
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$164.78	$143.83	$140.82
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$143.93	$137.75	$131.36
Hyatt Centric Arlington (1) Arlington, Virginia	$170.57	$176.47	$166.91
Sheraton Louisville Riverside Jeffersonville, Indiana	$104.29	$113.18	$120.39
The Whitehall Houston, Texas	$147.68	$146.15	$147.11
Hyde Resort & Residences (2) Hollywood Beach, Florida	$336.89	$334.37	$357.72
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$342.14	$-	$-
All properties weighted average (1)	$166.60	$174.24	$166.77

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q1 2020	Q1 2019	Q1 2018
The DeSoto Savannah, Georgia	$65.39	$114.94	$101.36
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$101.73	$121.38	$121.65
DoubleTree by Hilton Laurel Laurel, Maryland	$48.14	$67.21	$55.26
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$61.62	$81.45	$91.59
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$76.87	$97.91	$95.36
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$149.00	$180.89	$176.17
Georgian Terrace Atlanta, Georgia	$98.03	$187.75	$121.49
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$111.04	$114.67	$127.56
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$68.78	$86.00	$67.48
Hyatt Centric Arlington (1) Arlington, Virginia	$93.36	$128.87	$120.57
Sheraton Louisville Riverside Jeffersonville, Indiana	$53.13	$61.18	$62.12
The Whitehall Houston, Texas	$77.63	$94.37	$84.74
Hyde Resort & Residences (2) Hollywood Beach, Florida	$167.70	$226.23	$187.03
Hyde Beach House Resort & Residences (2) Hollywood Beach, Florida	$61.67	$-	$-
All properties weighted average (1)	$90.22	$121.86	$111.52

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Net loss available to common stockholders	$(14,319,968)	$(1,653,763)
Add: Net loss attributable to noncontrolling interest	(1,201,147)	(206,949)
Depreciation and amortization - real estate	4,967,449	6,013,866
Gain on involuntary conversion of assets	(12,439)	(161,334)
Gain on disposal of assets	—	(4,008)
FFO available to common stockholders and unitholders	$(10,566,105)	$3,987,812
Decrease in deferred income taxes	5,412,084	284,679
Amortization	15,427	14,869
Termination fee	(72,960)	—
Unrealized loss on hedging activities	1,585,632	490,611
Adjusted FFO available to common stockholders and unitholders	$(3,625,922)	$4,777,971

Weighted average number of shares outstanding, basic	14,246,216	13,610,750

Weighted average number of non-controlling units	1,239,188	1,778,140

Weighted average number of shares and units outstanding, basic	15,485,404	15,388,890

FFO per common share and unit	$(0.68)	$0.26

Adjusted FFO per common share and unit	$(0.23)	$0.31

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Net loss available to common stockholders	$(14,319,968)	$(1,653,763)
Add: Net loss attributable to noncontrolling interest	(1,201,147)	(206,949)
Interest expense	4,561,840	5,305,114
Interest income	(60,365)	(99,296)
Income tax provision	5,454,034	318,156
Depreciation and amortization	4,982,876	6,028,735
Distributions to preferred stockholders	2,188,910	1,470,507
EBITDA	1,606,180	11,162,504
Gain on disposal of assets	—	(4,008)
Gain on involuntary conversion of assets	(12,439)	(161,334)
Subtotal	1,593,741	10,997,162
Corporate general and administrative	1,880,125	1,684,444
Unrealized loss on hedging activities	1,585,632	490,611
Hotel EBITDA	$5,059,498	$13,172,217

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs and change in control gains or losses. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.